CAROLINA FINANCIAL CORPORATION ANNOUNCES ALTERNATIVES TO PHYSICAL ATTENDANCE FOR THE APRIL 2, 2020 SPECIAL STOCKHOLDERS MEETING

FOR IMMEDIATE RELEASE

For More Information, Contact:

William A. Gehman, III, EVP and CFO, 843.723.7700

Charleston, S.C., March 23, 2020 – Carolina Financial Corporation (Nasdaq: CARO) (“Carolina Financial”) today provided notice that in addition to the physical location of its Special Meeting of Stockholders, relating to its merger with United Bankshares, Inc. (“United”), Carolina Financial is providing stockholders an alternative to physically attending the Special Meeting.

Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and out of an abundance of caution to support the health and well-being of Carolina Financial’s employees and stockholders, the Special Meeting will now include a virtual meeting format, via live webcast. Stockholders of record as of the close of business on February 10, 2020 can attend the virtual meeting via the internet at www.meetingcenter.io/299156389 by using the control number included on the proxy card, voting instruction form or notice previously received.

Carolina Financial urges stockholders to vote and submit proxies in advance of the Special Meeting by one of the methods described in the proxy materials for the Special Meeting.

About Carolina Financial

Carolina Financial is headquartered in Charleston, S.C. and is the parent company of CresCom Bank. As of December 31, 2019, Carolina Financial had assets of approximately $4.71 billion, with 73 CresCom Bank locations in North Carolina and South Carolina. CresCom Bank owns and operates Crescent Mortgage Company, which is based in Atlanta.

About United

United is a financial holding company with approximately $19.7 billion in assets as December 31, 2019. United is the parent company of United Bank, the largest community bank headquartered in the Washington, D.C. metro area. United Bank and its mortgage subsidiary George Mason Mortgage, LLC, have 138 full service banking locations and 15 mortgage offices in Virginia, Maryland, Washington, D.C., North Carolina, South Carolina, Pennsylvania, West Virginia, and Ohio.

Participants in the Transactions

United, Carolina Financial and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from United’s and Carolina Financial’s stockholders in favor of the merger with United. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the United and Carolina Financial stockholders in connection with the proposed merger is set forth in the prospectus and joint proxy statement filed with the SEC.

You can find information about the executive officers and directors of United in its Annual Report on Form 10-K for the year ended December 31, 2019 and in its definitive proxy statement filed with the SEC on March 29, 2019. You can find information about Carolina Financial’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2019 and in its definitive proxy statement filed with the SEC on March 22, 2019.

Additional Information About the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Stockholders of United and Carolina Financial and other investors are urged to read the prospectus and joint proxy statement included in the registration statement on Form S-4 that United filed with the SEC in connection with the proposed merger because it contains important information about United, Carolina Financial, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors are able to obtain all documents filed with the SEC by United free of charge at the SEC’s Internet site (http://www.sec.gov). The prospectus and joint proxy statement and other documents filed in connection with the merger may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Investor Relations” and then under the heading “SEC Filings” or by accessing Carolina Financial’s website at www.haveanicebank.com under the tab “Investor Relations” and then under the heading “SEC Filings”. You are urged to read the prospectus and joint proxy statement carefully before making a decision concerning the merger.

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